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                                                                    EXHIBIT 3(a)

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION


         The name of the corporation is Delphi Automotive Systems Corporation. The original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on September, 16, 1998.

         This Amended and Restated Certificate of Incorporation amends and, as amended, restates in its entirety the corporation's certificate of incorporation and has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, duly adopted by the sole stockholder of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. In connection with such amendment, and simultaneously with the effectiveness thereof, the par value of all shares of stock of the corporation (both outstanding shares and authorized but unissued or treasury shares) shall be decreased from $0.10 per share to $0.01 per share and such shares shall be designated as shares of Common Stock of such par value, as authorized by this Amended and Restated Certificate of Incorporation.

         The text of the certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

         The name of the corporation (hereinafter referred to as the "CORPORATION") is Delphi Automotive Systems Corporation.

                                   ARTICLE II

                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

         The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be



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incorporated under the General Corporation Law of the State of Delaware, as from time to time in effect (the "DGCL").


                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. Authorized Stock. The Corporation shall be authorized to issue two billion (2,000,000,000) shares of capital stock, of which one billion three hundred and fifty million (1,350,000,000) shares shall be shares of Common Stock, $0.01 par value per share ("COMMON STOCK"), and six hundred and fifty million (650,000,000) shares shall be shares of Preferred Stock, $0.10 par value per share ("PREFERRED STOCK").

         Section 2. Designation of Preferred Stock Terms. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the DGCL (hereinafter referred to as a "PREFERRED STOCK DESIGNATION"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereon. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

              (a) the designation of the series, which may be by distinguishing number, letter or title;

              (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding) in the manner permitted by law;

              (c) the rate of any dividends (or method of determining the dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

              (d) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or



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method of determining the date or dates from which dividends on the shares of such series shall cumulate;

              (e) if the shares of such series may be redeemed by the Corporation, the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Corporation or of another corporation or other entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

              (f) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

              (g) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times, at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same class of capital stock of the Corporation or into any other security of the Corporation, or into the stock or other securities of any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

              (h) restrictions on the issuance of shares of the same series or of any other class or series of capital stock of the Corporation, if any; and

              (i) the voting rights and powers, if any, of the holders of shares of the series.

         Section 3. Powers, Privileges and Rights Pertaining to the Common Stock. The powers, privileges and rights pertaining to the Common Stock shall be subject to the powers, privileges, preferences and rights pertaining to the Preferred Stock and any and all series thereof. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all matters and proposals presented to the stockholders on which the



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holders of Common Stock are entitled to vote. Except as otherwise provided by law or by another provision of the certificate of incorporation of the Corporation or by a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of Common Stock, as such, shall not be entitled to vote on any amendment of the certificate of incorporation of the Corporation (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of Preferred Stock, or the number of shares of any such series, and does not affect the number of authorized shares of Preferred Stock or the powers, privileges and rights pertaining to the Common Stock, if the holders of any of such series of Preferred Stock are entitled, separately or together with the holders of any other series of Preferred Stock, to vote thereon pursuant to the certificate of incorporation of the Corporation (including any Preferred Stock Designation) or pursuant to the DGCL, unless a vote of holders of shares of Common Stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of the certificate of incorporation of the Corporation fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of shares of Preferred Stock (of any series) shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote, except as may be explicitly provided by any Preferred Stock Designation. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to another provision of the certificate of incorporation of the Corporation (including any Preferred Stock Designation).

                                    ARTICLE V

                                     BYLAWS

         Bylaws for the Corporation may be adopted, consistent with law and the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation), and, once adopted, any Bylaw may be altered or repealed: (i) by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to



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vote thereon; provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 2.2, 2.7 or 2.10 of Article II or Section 3.1, 3.2 or 3.12 of Article III or Section 8.6 of Article VIII or
Article IX of the Bylaws in effect on, and as the same may be amended from time to time in accordance herewith after, the date of the effectiveness of this Amended and Restated Certificate of Incorporation, shall require the affirmative vote of the holders of at least 80% of the voting power of all shares of capital stock of the Corporation entitled generally to vote on the election of directors of the Corporation ("VOTING STOCK") then outstanding, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (ii) by the affirmative vote of a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (the "WHOLE BOARD"); provided, however, that any amendment of the Bylaws by action of the Board of Directors shall require the affirmative vote of a greater number of the directors if so provided by the Bylaws (as from time to time amended and in effect from time to time). Notwithstanding anything to the contrary elsewhere contained in the certificate of incorporation of the Corporation, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                   ARTICLE VI

                               STOCKHOLDER ACTION

         Section 1. Action By Consent In Lieu of a Meeting. Effective upon and commencing as of the day following the day on which General Motors Corporation, a Delaware corporation ("GM"), and any company that is directly or indirectly controlled by GM and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by GM shall first cease to be the owner, in the aggregate, of at least a majority of the then outstanding shares of Common Stock (the "TRIGGER DATE"), and except as otherwise provided pursuant to provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) fixing the powers, privileges or rights of any class or series of stock other than the Common Stock in respect of action by written consent of the holders of such class or series of stock, any action required or permitted



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to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

         Section 2. Special Meetings. Effective upon and commencing as of the Trigger Date, except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, special meetings of stockholders of the Corporation of any class or series for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the Whole Board and, effective as of the Trigger Date, any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting.

         Section 3. Stockholder Nomination of Director Candidates and Other Stockholder Proposals. Advance notice of stockholder nominations for the election of directors and of the proposal by stockholders of any other action to be taken by the stockholders shall be given in such manner as shall be provided in the Bylaws of the Corporation (as amended and in effect from time to time).

         Section 4. Amendment of this Article. Notwithstanding anything to the contrary contained in the certificate of incorporation of the Corporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

         Section 1. Powers of the Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall be constituted as provided in this Article and as provided by law.

         Section 2. Number, Election and Term of Office. Except in respect of the election of additional directors as otherwise provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of



                                        6
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stock having a preference over the Common Stock as to dividends or distributions upon liquidation, the number of the directors of the Corporation shall be fixed from time to time (and may be changed) exclusively pursuant to a resolution adopted by a majority of the Whole Board, but shall not be less than three; provided, however, that (i) no reduction in the number of directors shall end the term of office of any incumbent director prior to the date such director's term of office would otherwise end, and (ii) the Bylaws may provide that the vote of a greater number of the directors may be required for action of the Board of Directors changing the size of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation, shall be classified, by the Board of Directors with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2001, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2002, with each director to hold office until his or her successor is duly elected and qualified, such classification to be effective upon the date shares of Common Stock are first publicly held. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

         Section 3. Written Ballot Not Required. Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         Section 4. Newly Created Directorships and Vacancies. Except for the election of one or more directors as provided for by or pursuant to the provisions of the certificate of incorporation of the Corporation (including any Preferred Stock Designation) pertaining to any class or series of stock having a preference over the Common Stock as to dividends or distributions upon liquidation and except as the stockholders shall otherwise be entitled to elect directors as provided by law, newly created directorships resulting from any increase in the number of directors constituting the Board of Directors and any vacancies on the Board of Directors occurring for any reason shall be



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filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders; provided, however, that the Bylaws may provide that the vote of a greater number of the directors may be required for action of the Board of Directors to fill any vacancy on the Board of Directors and may provide that any vacancy on the Board of Directors may be filled by vote of the stockholders. Any director elected to fill a vacancy on the Board of Directors shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or in which the vacancy occurred and until such director's successor shall have been duly elected and qualified.

         Section 5. Removal. Subject to the rights of any class of Preferred Stock or series thereof to elect and remove additional directors under specified circumstances, (i) prior to the Trigger Date, any director may be removed from office, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class and, (ii) on and after the Trigger Date, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

         Section 6. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in the certificate of incorporation of the Corporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                  ARTICLE VIII

               LIMITATIONS ON LIABILITY OF AND INDEMNIFICATION OF
                    DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

         Section 1. Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for any liability imposed by law (as in effect from time to time) (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any



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transaction from which the director derived an improper personal benefit.
Neither the amendment nor the repeal of this Section 1 of this Article shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section 1 of this Article would accrue or arise, prior to such amendment or repeal.

         Section 2. Indemnification.

              (a) Indemnification of Directors, Officers, Employees or Agents. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, including any appeal (hereinafter a "PROCEEDING"), by reason of the fact that such person (or a person of whom such person is the legal representative) is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations, whether the basis of such claim or proceeding is alleged actions or omissions in any such capacity or in any other capacity while serving as a director, officer, trustee, partner, member, employee, other fiduciary or agent thereof, may be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL, against all expense and liability (including without limitation, attorneys' fees and disbursements, court costs, damages, fines, amounts paid or to be paid in settlement, and excise taxes or penalties) reasonably incurred or suffered by such person in connection therewith and such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and may inure to the benefit of such person's heirs, executors and administrators. The Corporation, by provisions in its Bylaws or by agreement, may accord to any current or former director, officer, employee or agent of the Corporation the right to, or regulate the manner of providing to any current or former director, officer, employee or agent of the Corporation, indemnification to the fullest extent permitted by the DGCL.

              (b) Advance of Expenses. The Corporation to the fullest extent permitted by the DGCL may advance to any person who is or was a director, officer, employee or agent of the Corporation (or to the legal representative thereof) any and all



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expenses (including, without limitation, attorneys fees and disbursements and court costs) reasonably incurred by such person in respect of any proceeding to which such person (or a person of whom such person is a legal representative) is made a party or threatened to be made a party by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, employee, other fiduciary or agent of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans or public service or charitable organizations; provided, however, that, to the extent the DGCL requires, the payment of such expenses in advance of the final disposition of the proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified against such expense under this Section 2 or otherwise. The Corporation by provisions in its Bylaws or by agreement may accord any such person the right to, or regulate the manner of providing to any such person, such advancement of expenses to the fullest extent permitted by the DGCL.

              (c) Non-Exclusivity of Rights. Any right to indemnification and advancement of expenses conferred as permitted by this Section 2 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute (including the DGCL), any other provision of the certificate of incorporation of the Corporation, any agreement, any vote of stockholders or the Board of Directors or otherwise.

         Section 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or of another corporation or a partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 4. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article (including, without limitation, each



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portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

                                   ARTICLE IX

                          CERTAIN BUSINESS COMBINATIONS

         Section 1. Vote Required for Certain Business Combinations. In addition to any affirmative vote required by law or the certificate of incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in
Section 2 of this Article, a Business Combination (as hereinafter defined) involving as a party, or proposed by or on behalf of, an Interested Stockholder (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Interested Stockholder or a person who upon consummation of such Business Combination would become an Affiliate or Associate of an Interested Stockholder shall, except as otherwise prohibited by applicable law, require the affirmative vote of not less than 66- 2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock Beneficially Owned (as hereinafter defined) by any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage affirmative vote or the vote of any other class of stockholders may otherwise be required, by law or otherwise.

         Section 2. Exceptions to Vote Required by Section 1. The provisions of
Section 1 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such stockholder vote, if any, as is required by law or by any other provision of the certificate of incorporation or Bylaws of the Corporation, if all of the conditions specified in either of the following paragraphs (a) or (b) are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the



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Corporation's outstanding capital stock, if the condition specified in the following paragraph (a) is met:

              (a) Continuing Director Approval. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Continuing Directors (as hereinafter defined), whether such approval is given prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, Beneficial Ownership of Voting Stock that caused the Interested Stockholder to become an Interested Stockholder.

              (b) Other Conditions. All of the following conditions shall have been met:

                   (i) the aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (A) and (B) below:

                        (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of Beneficial Ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "ANNOUNCEMENT DATE") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                        (B) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "DETERMINATION DATE"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                   (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding capital stock, other than Common Stock, shall be at least equal



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to the highest amount determined under clauses (A), (B), (C) and (D) below:

                        (A) if applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of capital stock in connection with the acquisition by the Interested Stockholder of Beneficial Ownership of shares of such class or series of capital stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of capital stock;

                        (B) the Fair Market Value per share of such class or series of capital stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of capital stock;

                        (C) if applicable, the price per share equal to the Fair Market Value per share of such class or series of capital stock determined pursuant to the immediately preceding clause (B), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of capital stock in connection with the acquisition by the Interested Stockholder of Beneficial Ownership of shares of such class or series of capital stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of capital stock to (y) the Fair Market Value per share of such class or series of capital stock on the first day in such two-year period on which the Interested Stockholder acquired Beneficial Ownership of any share of such class or series of capital stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of capital stock; and

                        (D) if applicable, the highest preferential amount per share to which the holders of shares of such class or series of capital stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up



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of the affairs of the Corporation, regardless of whether the Business
Combination to be consummated constitutes such an event.

The provisions of this paragraph (b) shall be required to be met with respect to every class or series of outstanding capital stock, whether or not the Interested Stockholder has previously acquired Beneficial Ownership of any shares of a particular class or series of capital stock.

                        (iii) The consideration to be received by holders of a particular class or series of outstanding capital stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of Beneficial Ownership of shares of such class or series of capital stock. If the consideration so paid for shares of any class or series of capital stock varied as to form, the form of consideration for such class or series of capital stock shall be either cash or the form used to acquire Beneficial Ownership of the largest number of shares of such class or series of capital stock previously acquired by the Interested Stockholder.

                        (iv) After the Determination Date and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding capital stock; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend, subdivision or reclassification with respect to the Common Stock), except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the beneficial owner of any additional shares of capital stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage Beneficial Ownership of any class or series of capital stock.

                        (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "ACT") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 20 business days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of capital stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid by the Corporation a reasonable fee for its services.

                        (vi) Neither such Interested Stockholder nor any Affiliate or Associate of such Interested Stockholder shall have acted on behalf of the Corporation or any Subsidiary (as hereinafter defined) to cause any material change in the business or equity capital structure of the Corporation or a Subsidiary without the approval of a majority of the Continuing Directors.

         Section 3. Certain Definitions. For purposes of this Article, the following definitions shall apply:

              (a)  The term "BUSINESS COMBINATION" shall mean:

                   (i) any merger or consolidation of the Corporation or any Subsidiary with (A) any Interested Stockholder or (B) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                   (ii) any (A) sale, lease, exchange, mortgage, pledge, transfer or other disposition or hypothecation of assets of the Corporation or of any Subsidiary (whether or not in connection with the dissolution of the Corporation) to or for the benefit of, or (B) purchase by the Corporation or any Subsidiary from or (C) issuance by the Corporation or any Subsidiary of securities to or (D) investment, loan, advance, guarantee, participation or other extension of credit by the Corporation or any Subsidiary to, from, in or with or (E) establishment of a partnership, joint venture or other joint enterprise with or for the benefit of, in each case, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which transaction, alone or taken together with any related transaction or transactions, has an aggregate Fair Market Value and/or involves aggregate commitments of $25,000,000 or more or any arrangement, whether as employee, consultant or otherwise (other than service as a director) pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, attain any control over or responsibility for the management of any aspect of the business or affairs of the Corporation which involves assets which have an aggregate Fair Market Value of $25,000,000 or more; or

                   (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

                   (iv) any (A) reclassification of securities (including any reverse stock split), or (B) recapitalization of the Corporation (including any change to or exchange of securities of the Corporation), or (C) any merger or consolidation of the Corporation with any of its Subsidiaries or (D) any other transaction (whether or not with or otherwise involving as a party an Interested Stockholder) that, in each case, has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock, or any securities convertible into or exchangeable for capital stock or other equity securities, of the Corporation or any Subsidiary that is Beneficially Owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder, or

                   (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

              (b) The term "PERSON" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of capital stock.

              (c) The term "INTERESTED STOCKHOLDER" shall mean any person (other than (i) the Corporation or any Subsidiary, any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan or holding Voting Stock for the purpose of funding any such plan or funding other employee benefits for employees of the Corporation or any Subsidiary when acting in such capacity and
(ii) until immediately following the date on which GM and any Affiliate or Associate thereof shall first cease to Beneficially Own shares of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock, GM or any company directly or indirectly controlled by GM and of which at least a majority of the equity interests therein are directly or indirectly beneficially owned by GM) who is, or has announced or publicly disclosed a plan or intention to become, the Beneficial Owner of Voting Stock representing ten percent or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

         (d) A person shall be a "BENEFICIAL OWNER" of any capital stock or other securities of the Corporation: (i) which such person or any of its Affiliates or Associates owns or has the economic benefit of ownership of, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or
(iii) any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock, owns or has the economic benefit of ownership of. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (c) of this
Section 3, the number of shares of capital stock of the Corporation deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (d) of this Section 3, but shall not include any other shares of capital stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise. Notwithstanding the foregoing, for purposes of this Article, a person shall not be deemed a "Beneficial Owner" of any capital stock which such person has the right to acquire upon exercise of the Rights issued pursuant to the Rights Agreement, dated as of February 1, 1999, between the Corporation and BankBoston, N.A., as Rights Agent (including any successor rights plan thereto), if such person would not be deemed the beneficial owner of such capital stock under the terms of such Rights Agreement.

         (e) The term "AFFILIATE" in respect of a person means any person controlling, controlled by or under common control with such person.

         (f) The term "ASSOCIATE" in respect of an individual means (i) any corporation or other organization of which such person is an officer or partner or otherwise participates in a material way in the management or policy-making thereof or is the Beneficial Owner of ten percent (10%) or more of any class of equity security, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity and (iii) any parent or lineal descendant of such person or the spouse of such person or any relative of such person who has the same home as such person or who is a director, officer, partner, limited liability company member, trustee or other fiduciary of any organization of which such person is also a director, officer, partner, limited liability company member, trustee or other fiduciary or substantial beneficiary. The term "ASSOCIATE" in respect of any company means (i) any director, officer or trustee of such company or in the case of a limited liability company any manager or managing member or in the case of a partnership any general partner, (ii) any other person who participates in a material way in the management or policy-making of such company and (iii) any person who is the Beneficial Owner of ten percent (10%) or more of any class of equity security of such company.

         (g) The term "SUBSIDIARY" means any company of which a majority of any class of equity securities are directly or indirectly owned by the Corporation.

         (h) The term "CONTINUING DIRECTOR" with respect to an Interested Stockholder means any member of the Board of Directors (while such person is a member of the Board of Directors) who is not an Affiliate or Associate or representative of such Interested Stockholder and who was a member of the Board of Directors prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director (while such successor is a member of the Board of Directors) who is not an Affiliate or Associate or representative of such Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

         (i) The term "FAIR MARKET VALUE" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on The Nasdaq Stock Market or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

         (j) In the event of any Business Combination in which the Corporation survives the transaction as a juridic entity, the phrase "consideration other than cash to be received" as used in clause (i) of paragraph (b) of Section 2 of this Article shall include the shares of Common Stock and/or the shares of any other class or series of capital stock retained by the holders of such shares.

         Section 4. Certain Determinations. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article, on the basis of information known to them after reasonable inquiry, all questions arising under this Article, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of capital stock or other securities Beneficially Owned by any person, (c) whether a person is an Affiliate or Associate of another person, (d) whether a Business Combination is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who upon consummation of such Business Combination would become an Affiliate or Associate of such Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more, and (f) the application of any other term used in this Article. Any such determination made in good faith shall be binding and conclusive on the Corporation, all of its stockholders and all other parties.

         Section 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 6. Compliance with Section 2 Does Not Obligate or Limit Board of Directors. The fact that any Business Combination complies with the provisions of Section 2 of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

         Section 7. Business Combination Proposed By an Interested Stockholder. For the purposes of this Article, a Business Combination shall be presumed to have been proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who upon consummation of such Business Combination would become an Affiliate or Associate of an Interested Stockholder if, after such Interested Stockholder became such, the Business Combination is proposed following the election of any director of the Corporation who with respect to such Interested Stockholder would not qualify to serve as a Continuing Director.

         Section 8. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in the certificate of incorporation of the Corporation, any proposal to alter, amend or repeal, or to adopt any provision inconsistent with, this Article shall require the affirmative vote of the holders of not less than 66-2/3% of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Stockholder; provided, however, that this Section 8 shall not apply to, and such 66-2/3% vote shall not be required for, any alteration, amendment or repeal of, or the adoption of any provision inconsistent with, this Article unanimously recommended by the Board of Directors if a majority of the directors are persons who are Continuing Directors with respect to any Interested Stockholder.

                                    ARTICLE X

              CERTAIN TRANSACTIONS WITH STOCKHOLDERS AND CORPORATE
                                  OPPORTUNITIES

         Section 1. Certain Acknowledgements. In recognition and anticipation that (i) the Corporation will cease to be a wholly-owned subsidiary of GM but that GM will remain, for a period of time, a significant stockholder of the Corporation, (ii) that directors, officers and/or employees of GM or of Affiliated Companies (as defined below in this Article) of GM may serve as directors and/or officers of the Corporation, (iii) that GM and Affiliated Companies thereof engage and are expected to continue to engage in the same, similar or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage,
(iv) that the Corporation and Affiliated Companies thereof will engage in material business transactions with GM and Affiliated Companies thereof, including (without limitation) being a significant supplier of GM and Affiliated Companies thereof, and that the Corporation is expected to benefit therefrom, and (v) that, as a consequence of the foregoing, it is in the best interests of the Corporation that the respective rights and duties of the Corporation and of GM and Affiliated Companies of GM, and the duties of any directors or officers of the Corporation who are also directors, officers or employees of GM or Affiliated Companies thereof, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Corporation and Affiliated Companies thereof, on the one hand, and GM and Affiliated Companies thereof, on the other hand, the provisions of this Article shall regulate and define the conduct of certain of the business and affairs of the Corporation in relation to GM and Affiliated Companies thereof.

         Section 2. Certain Agreements and Transactions Permitted; Certain Fiduciary Duties of Certain Stockholders, Directors and Officers. The Corporation may from time to time enter into and perform, and cause or permit any Affiliated Company of the Corporation to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with GM or Affiliated Companies thereof pursuant to which the Corporation or an Affiliated Company thereof, on the one hand, and GM or an Affiliated Company thereof, on the other hand, agree to engage in transactions of any kind or nature with each other or with Affiliated Companies thereof and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate opportunities between or to refer opportunities to each other. Subject to Section 4 of this Article, no such agreement, or the performance thereof by the Corporation or GM, or any Affiliated Company thereof, shall be considered contrary to (i) any fiduciary duty that GM or any Affiliated Company thereof may owe to the Corporation or any Affiliated Company thereof or to any stockholder or other owner of an equity interest in the Corporation or any Affiliated Company thereof by reason of GM or any Affiliated Company thereof being a controlling stockholder of the Corporation or participating in the control of the Corporation or of any Affiliated Company thereof or (ii) any fiduciary duty of any director or officer of the Corporation or of any Affiliated Company thereof who is also a director, officer or employee of GM or any Affiliated Company thereof to the Corporation or such Affiliated Company, or to any stockholder thereof, if any of the following conditions shall have been satisfied:

         (A) such agreement shall have been entered into before the Corporation ceased to be a wholly-owned subsidiary of GM and continued in effect in respect of any such transaction or opportunity after such time; or

         (B) such agreement shall have been approved (I) by the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons (as defined below in this Article) in respect of such agreement or (II) by a committee of the Board of Directors of the Corporation constituted solely of members who are not Interested Persons in respect of such agreement by the affirmative vote of a majority of the members of such committee or (III) by one or more officers or employees of the Corporation (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such agreement and to whom the authority to approve such agreement has been delegated either by the Board of Directors by the same affirmative vote required by subclause (I) of this subparagraph for approval of such agreement by the Board of Directors or by a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (II) of this subparagraph for approval of such agreement by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such agreement has been so delegated; provided, however, that, before approval of such agreement, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and GM or such Affiliated Company thereof, on the other hand, and the material terms and facts as to such agreement were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval of such agreement, as the case may be; or

         (C) such agreement was fair to the Corporation as of the time it was entered into by the Corporation; or

         (D) such agreement was approved by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of GM and any Affiliated Company thereof and any Interested Person in respect of such agreement; or

         (E) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (A), (B), (C) or (D) of this sentence, such transaction shall have been approved or ratified by (I) the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not Interested Persons in respect of such transaction or (II) by a committee of the Board of Directors of the Corporation constituted solely of members who are not Interested Persons in respect of such transaction by the affirmative vote of a majority of the members of such committee or (III) by one or more officers or employees of the Corporation

              (including officers or employees of the Corporation acting as directors, officers, trustees, partners or members of, or in any similar capacity on behalf of, any Affiliated Company of the Corporation) who in each case is not an Interested Person in respect of such transaction and to whom the authority to approve such transaction has been delegated either by the Board of Directors by the same affirmative vote required by subclause (I) of this subparagraph for approval of such transaction by the Board of Directors or a committee of the Board of Directors constituted as provided by and acting by the same affirmative vote as required by subclause (II) of this subparagraph for approval of such transaction by such committee or, in the case of an employee, to whom such authority has been delegated by an officer to whom authority to approve such transaction has been so delegated; provided, however, that, before such approval or ratification, the material facts of the relationship between the Corporation or such Affiliated Company thereof, on the one hand, and GM or such Affiliated Company thereof, on the other hand, and the material facts as to such transaction were disclosed to or were known by the members of the Board of Directors or of such committee or the officer or officers or employee or employees who acted on approval or ratification of such transaction, as the case may be; or

         (F) in the case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (A), (B), (C) or (D) of this sentence, such transaction was fair to the Corporation as of the time it was entered into by the Corporation; or

         (G) in case of any such transaction that was not entered into in the performance of an agreement that satisfied the requirements of clause (A), (B), (C) or (D) of this sentence, such transaction was approved or ratified by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation entitled to vote thereon and who do vote thereon, exclusive of GM and any Affiliated Company thereof and any Interested Person in respect of such transaction.

Subject to Section 4 of this Article, neither GM nor any Affiliated Company thereof, as a stockholder of the Corporation or participant in control of the Corporation, shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction that meets the requirements of any of clauses (A), (B), (C), (D), (E), (F) or (G) of the immediately preceding sentence and no director, officer or employee of the Corporation who is also a director, officer or employee of GM or any Affiliated Company thereof shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or any Affiliated Company thereof in respect of any such agreement or transaction or performing any such agreement in accordance with its terms. Any person purchasing or otherwise acquiring any shares of capital stock of the Corporation, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this Article. The failure of any agreement or transaction between the Corporation or an Affiliated Company thereof, on the one hand, and GM or an Affiliated Company thereof, on the other hand, to satisfy the requirements of this Section shall not, by itself, cause such agreement or transaction to constitute any breach of any fiduciary duty to the Corporation or to any Affiliated Company thereof, or, any to stockholder or other owner of an equity interest therein, by any controlling stockholder of the Corporation or such Affiliated Company thereof or by any director or officer of the Corporation.

         Section 3. Certain Definitions. For purposes of this Article, the following definitions shall apply:

         (a) "AFFILIATED COMPANY" shall mean in respect of GM any company which is controlled by GM, controls GM or is under common control with GM (other than the Corporation and any company that is controlled by the Corporation) and in respect of the Corporation shall mean any company controlled by the Corporation.

         (b) "INTERESTED PERSON" in respect of an agreement or transaction referred to in Section 2 of this Article shall mean any director, officer or employee of GM or an Affiliated Company thereof and any person who has a financial interest that is material to such person in GM or such Affiliated Company or otherwise has a personal financial interest that is material to such person in such agreement or transaction; provided, however, that no such financial interest shall be considered material by reason of a person's ownership of securities of GM or an Affiliated Company thereof, if such ownership of securities has been determined in good faith not to be reasonably likely to influence such individual's decision on behalf of the Corporation or an Affiliated Company thereof in respect of the agreement or transaction either in the specific instance by, or pursuant to a policy adopted by, the Board of Directors of the Corporation by the affirmative vote of a majority of the members (even though less than a quorum) who are not directors, officers or employees of GM or any Affiliated Company thereof or a committee of the Board of Directors of the Corporation constituted solely of members who are not directors, officers or employees of GM or any Affiliated Company thereof by the affirmative vote of a majority of such committee.

         Section 4. Termination. The provisions of this Article shall have no further force or effect at such time as GM and any company controlling, controlled by or under common control with GM shall first cease to be the owner, in the aggregate, of Voting Stock representing twenty-five percent (25%) or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; provided, however, that such termination shall not terminate the effect of such provisions with respect to (i) any agreement between the Corporation or an Affiliated Company thereof and GM or an Affiliated Company thereof that was entered into before such time or any transaction entered into in the performance of such agreement, whether entered into before or after such time, or (ii) any transaction entered into between the Corporation or an Affiliated Company thereof and GM or an Affiliated Company thereof or the allocation of any opportunity between them before such time.

         Section 5. Amendment of this Article. Notwithstanding anything to the contrary elsewhere contained in the certificate of incorporation of the Corporation, the affirmative vote of the holders of at least 80% of the voting power of all shares of Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this Article.

                                   ARTICLE XI

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in the certificate of incorporation of the Corporation, as from time to time in effect, and to add thereto any other provision authorized by the laws of the State of Delaware at the time in force, and, except as may otherwise be explicitly provided by any provision of the certificate of incorporation of the Corporation, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or officers of the Corporation or any other person whomsoever by and pursuant to the certificate of incorporation of the Corporation in its present form, or as hereafter amended, are granted subject to the right reserved in this Article. Any provision of the certificate of incorporation of the Corporation may be altered, amended or repealed, and any inconsistent provision may be added, by such action (if any) of the Board of Directors and the stockholders, and otherwise in such manner, as is provided by law; provided, however, that, in addition to any other vote of stockholders (if any) required by law and notwithstanding that a lower vote (or no vote) of stockholders otherwise would be required, (a) if any provision of the certificate of incorporation of the Corporation other than this Article requires a particular vote of stockholders in order to alter, amend or repeal, or adopt any provision inconsistent with, any provision of the certificate of incorporation of the Corporation, then such vote of stockholders shall be required for such change and (b) the vote of stockholders required to alter, amend or repeal, or adopt any provision inconsistent with, this proviso shall be the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 26th day of January __, 1999.

                                          DELPHI AUTOMOTIVE SYSTEMS CORPORATION



                                          By: /s/   Logan G. Robinson
                                             -----------------------------------
                                             Name:  Logan G. Robinson
                                             Title: Vice President and
                                                    General Counsel

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A JUNIOR PREFERRED STOCK
                                       OF
                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                     Pursuant to Section 151 of the Delaware
                             General Corporation Law


                  I, Logan Robinson, Vice President of Delphi Automotive Systems Corporation, a corporation organized and existing under the Delaware General Corporation Law (the "CORPORATION"), in accordance with the provisions of
Section 151 of such law, DO HEREBY CERTIFY that pursuant to the authority conferred upon the IPO Committee of the Board of Directors by Board of Directors and upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, the IPO Committee of the Board of Directors on February 1, 1999, adopted the following resolution which creates a series of shares of Preferred Stock designated as Series A Junior Preferred Stock, as follows:
                  RESOLVED, that pursuant to Section 151(g) of the Delaware General Corporation Law and the authority vested in the Board of Directors of the Corporation in accordance with the provisions of ARTICLE FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation and delegated to the IPO Committee by the Board of Directors, a series of Preferred Stock of the Corporation be, and hereby is, created, and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

                  Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Preferred Stock" (the "SERIES A PREFERRED STOCK") and the number of shares constituting such series shall be 8,700,000.

                  Section 2.  Dividends and Distributions.

                  (A) Subject to the provisions for adjustment hereinafter set forth, and subject to the rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock, $0.01 par value per share, of the Corporation (the "COMMON STOCK") and (ii) a preferential cash dividend (the "PREFERENTIAL DIVIDENDS"), if any, in preference to the holders of Common Stock, on the first day of January, April, July and October of each year (each a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, payable in an amount (except in the case of the first Quarterly Dividend Payment if the date of the first issuance of Series A Preferred Stock is a date other than a Quarterly Dividend Payment date, in which case such payment shall be a prorated amount of such amount) equal to $16.25 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment
Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as hereinafter defined) of such share), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "DIVIDENDS" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "DIVIDEND MULTIPLE". In the event the Corporation shall at any time after the date shares of Common Stock are first publicly held declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

                  (C) Preferential Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly

Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Preferential Dividends shall cumulate but shall not bear interest. Preferential Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "VOTE MULTIPLE". In the event the Corporation shall at any time after shares of Common Stock are first publicly held declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (C) In the event that the Preferential Dividends accrued on the Series A Preferred Stock for four or more quarterly dividend periods, whether consecutive or not, shall not have been declared and paid or irrevocably set aside for payment, the holders of record of Preferred Stock of the Corporation of all series (including the Series A Preferred Stock), other than any series in respect of which such right is expressly withheld by the Amended and Restated Certificate of Incorporation or the authorizing resolutions included in any Certificate of Designations therefor, shall have the right, at the next meeting of stockholders called for the election of directors, to elect two members to the Board of Directors, which directors shall be in addition to the number required prior to such event, to serve until the next Annual Meeting and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or irrevocably set aside for payment) in full. The holders of shares of Series A Preferred Stock shall continue to have the right to elect directors as provided by the immediately preceding sentence until all accrued and unpaid Preferential Dividends upon the outstanding shares of Series A Preferred Stock shall have been paid (or set aside for payment) in full. Such directors may be removed and replaced by such stockholders, and vacancies in such directorships may be filled only by such stockholders (or by the remaining director elected by such stockholders, if there be one) in the manner permitted by law; provided, however, that any such action by stockholders shall be taken at a meeting of stockholders and shall not be taken by written consent thereto.

                  (D) Except as otherwise required by the Amended and Restated Certificate of Incorporation or by law or set forth herein, holders of Series A Preferred Stock shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

                  Section 4.  Certain Restrictions.

                  (A) Whenever Preferential Dividends or Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Preferential Dividends and Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid or set irrevocably aside for payment in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                  (iii) except as permitted by subparagraph (iv) of this paragraph 4(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "SUBSIDIARY" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                  (C) The Corporation shall not issue any shares of Series A Preferred Stock except upon exercise of Rights issued pursuant to that certain Rights Agreement dated as of February 1, 1999 between the Corporation and BankBoston, N.A., as Rights Agent, as it may be amended from time to time, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to stockholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

                  Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and can celled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

                  Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, (A) $650 plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment or, (B) if greater than the amount specified in clause (i)(A) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided and (ii) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (i)(A) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (i)(B) of the foregoing sentence is hereinafter referred to as the "PARTICIPATING LIQUIDATION AMOUNT" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "LIQUIDATION MULTIPLE". In the event the Corporation shall at any time after the date shares of Common Stock are first publicly held declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  Section 7.  Certain Reclassifications and Other Events.

                  (A) In the event that holders of shares of Common Stock of the Corporation receive after the date shares of Common Stock are first publicly held, in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "TRANSACTION"), then, and in each such event, the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Common

Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                  (B) In the event that holders of shares of Common Stock of the Corporation receive after the date shares of Common Stock are first publicly held, in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event the Dividend Multiple, the Vote Multiple and the Liquidation Multiple shall each be the product of the Dividend Multiple, the Vote Multiple and the Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                  (C) In the event that holders of shares of Common Stock of the Corporation receive after the date shares of Common Stock are first publicly held, in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall each be adjusted so that after such event each holder of a share of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction. For purposes of this paragraph, the "DISCOUNT FRACTION" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                  (D) For purposes of this Certificate of Designations, the "FAIR MARKET VALUE" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassifica tion of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case, no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the New York Stock Exchange or such other national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "FAIR MARKET VALUE" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

                  Section 8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

                  Section 9.  Effective Time of Adjustments.

                  (A) Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                  (B) The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

                  Section 10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Amended and Restated Certificate of Incorporation of the Corporation.

                  Section 11. Ranking. Unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation or a Certificate of Designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.

                  Section 12. Amendment. The provisions hereof and the Amended and Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stock holders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, voting together as a single class.

                  IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designations and do affirm the foregoing as true under the penalties of perjury this 1st day of February, 1999.


                                      /s/ Logan G. Robinson
                                     -----------------------------------------
                                     Name: Logan G. Robinson
                                     Title: Vice President and General Counsel

ATTEST:

/s/ Diane L. Kaye
-------------------------------